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                                                                   EXHIBIT 10.20

                              WCA WASTE CORPORATION

                            MANAGEMENT INCENTIVE PLAN

I. BACKGROUND AND OBJECTIVES

The overall executive compensation strategy of WCA Waste Corporation ("WCA" or "the Company") is to provide key executives with total direct pay opportunity that generally is competitive with similar waste management companies. The two primary elements of the WCA cash compensation program are base salary and the Management Incentive Plan (the "MIP" or the "Plan"). WCA base salaries generally are competitive with industry standards and are used to reward an executive's sustained job performance over time. The MIP rewards annual performance and is described in detail in this document.

The MIP for WCA provides annual incentive compensation opportunity for key executives for achieving critical financial goals of WCA and individual performance achievement. The following provisions hereof define MIP eligibility, the size of potential award opportunities, performance measurement, form and timing of award payments, administrative guidelines and definitions for ongoing MIP management.

II. ELIGIBILITY

MIP award eligibility will be approved by the Compensation Committee of the WCA Board of Directors (the "Compensation Committee") at the beginning of each performance/award period. Generally, MIP participants will be selected from key executives who primarily are responsible for the annual growth and profitability of WCA, i.e., generally senior vice presidents and above. The number of eligible MIP participants is expected to vary from year to year, as WCA expands and as the Company's compensation strategy and programs are refined.

III. AWARD OPPORTUNITIES

At the beginning of each fiscal year, each participant in the MIP will be assigned a targeted award opportunity, expressed as a percent of salary, that can decrease to zero, based on performance achievement. MIP award opportunities may be redefined from time to time, as

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modifications are made in WCA's executive compensation strategy. For 2005, the
MIP targeted award opportunity for the CEO and COO will be 100% of salary, with 80% of salary targets for two additional senior officer participants.

Within 2 1/2 months after the end of each fiscal year, each participant's salary rate at the end of the prior fiscal year (just ended) will be multiplied by the actual MIP award percentage earned to determine the dollar value of the award for the prior performance cycle.

IV. PERFORMANCE MEASURES

The MIP will provide annual incentive pay at risk, with potential MIP awards tied to WCA goal achievement and individual executive performance. When MIP performance goals are met, the MIP awards plus base salary will approximate total cash pay near the 75th percentile of the market ranges for most plan participants.

The two primary performance measures for 2005 will be:

      -     TARGETED EBITDA GROWTH, WEIGHTED 40%; AND

      -     TARGETED EPS GROWTH, WEIGHTED 40%.

The Compensation Committee and the senior officers of WCA jointly will set MIP performance targets at the beginning of each fiscal year. Performance goals for MIP awards may be equal to or exceed the goals in the WCA business plan. MIP performance goals may be adjusted by the Compensation Committee during the year, if a major change occurs in the Company's capital structure, e.g., a major acquisition.

In addition to the MIP targets, the Compensation Committee and the senior officers of WCA jointly will establish a minimum acceptable performance goals, i.e., the performance levels below which no incentive will be paid. MIP awards will be interpolated for actual performance falling between the minimum acceptable and targeted goals. Prior to fiscal year end, the WCA senior officers and Compensation Committee jointly will establish appropriate MIP goals for the next fiscal year, in support of the new WCA business plan.

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Exhibit 1 presents the performance matrix for calculating MIP awards for 2005.
This performance matrix may be revised in the future, as the Company's business strategy and performance focus of WCA changes.

V. INDIVIDUAL PERFORMANCE MEASURES

After 80% of each MIP award has been determined based on overall WCA performance, the final 20% will be based on individual performance contributions. Individual performance contributions will be measured in light of two to three written goals established at the beginning of each year, plus any other significant personal contributions made during the year. Sample MIP calculations covering both corporate and individual MIP performance adjustments are shown in Exhibit 2.

VI. FORM AND TIMING OF ANNUAL AWARD COMPONENTS

MIP awards will be paid in a lump sum in cash annually within 2 1/2 months after year-end; provided, however, the Company shall deduct from all MIP awards payable under this Plan any taxes required to be withheld by the Federal or any state or local government. No participant shall be permitted to elect to defer all or any portion of his/her award relating to any relevant measurement period hereunder.

All awards payable under this Plan shall be the obligation of the Company. If the Company determines that any person entitled to payments under this Plan is physically or mentally incompetent to receive or properly receipt for such payments, the Company shall make such payments to the legal guardian or other personal representative of such person for the use and benefit of such person. If the Company for any reason is unable to determine with reasonable certainty the proper person to pay pursuant to the terms of the immediately preceding sentence, the Company shall pay any amounts due hereunder into a court of competent jurisdiction in an interpleader proceeding for purposes of being directed by such court as to the proper disposition of any such amounts due hereunder. Any such payments so made by the Company, to the extent of the amounts thereof, shall fully discharge the Company's obligations hereunder.

Should the participant die prior to receiving all amounts due under this Plan, any unpaid amounts due hereunder shall be made to the participant's spouse, if such spouse survives the participant,

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or, if there is no surviving spouse, to the legal representative of the participant's estate, or if no administration is had on the estate, to the person or persons to whom participant's property shall pass by applicable laws of descent and distribution.

VII. ADMINISTRATIVE GUIDELINES AND DEFINITIONS

The MIP shall be administered by the Compensation Committee. The Compensation Committee shall have such authority and powers and may consult with WCA's CEO or such other person or persons as it shall deem necessary or advisable to facilitate the intent and purpose of the MIP. All decisions made by the Compensation Committee shall be final and binding.

      - Employee Termination - A participant must be an employee of the Company on the final day of the measurement period.

      - New Hires - Newly hired participants shall earn MIP awards on a pro-rata basis, based on their date of employment.

      - Base Salary Rate - Base salary for MIP award calculations shall be the annualized base rate in effect at the end of the performance cycle for which the award is paid.

      - Support Documentation - The WCA CFO shall be responsible for maintaining all necessary support documentation regarding performance and bonus calculations under the MIP.

VIII. MISCELLANEOUS

      (a)   RIGHTS OF PARTICIPANTS. Nothing in this Plan shall be construed to:

            (i) Give the participant any rights whatsoever with respect to any MIP award until such award becomes vested, nonforfeitable and distributable in accordance with the terms of this Plan;

            (ii) Limit in any way the right of the Company to terminate the participant's employment by the Company at any time;

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            (iii) Give the participant or any other person any interest in any fund or in any specific asset or assets of the Company;

            (iv) Give the participant or any other person any interest or right other than those of any unsecured general creditor of the Company; or

            (v) Be evidence of any agreement or understanding, express or implied, that the Company will employ the participant in any particular position or at any particular rate of remuneration.

      (b) NONALIENATION OF BENEFITS. No right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge the same will be void. No right to interest hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities, or torts of the person entitled to such right or interest.

      (c) PREREQUISITES TO BENEFITS. Neither the participant, nor any person claiming through the participant, shall have any right or interest in this Plan, or any MIP award hereunder, unless and until all the terms, conditions, and provisions of this Plan which affect the participant or such other person shall have been complied with as specified herein.

      (d) SECTION 162m COMPLIANCE. Should any participant in the Plan be or become a "covered employee" as such term is defined in section 1.162-27(c)(2) of the Treasury Regulations, then notwithstanding anything herein to the contrary, with respect to any action taken under the Plan by the Compensation Committee in respect of any such covered employee, the Compensation Committee shall be comprised solely of two or more "outside directors" of the Company as such term is defined in section 1.162-27(e)(3) of the Treasury Regulations, the material terms of the Plan shall be disclosed to and approved by the stockholders of the Company prior to the payment of any MIP awards and the Plan shall, in all other respects, meet the requirements of section 162(m) of the Code and the regulations

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            promulgated pursuant thereto, prior to any payments hereunder. In furtherance of the above provisions of this Section VIII(d), the Compensation Committee shall bifurcate the Plan so as to restrict, limit or condition the use or application of any provision of the Plan to participants who are covered employees without so restricting, limiting or conditioning the Plan with respect to other participants, unless the Compensation Committee, in its sole discretion, determines to apply such restrictions, limitations or conditions to participants who are not covered employees.

      (e) BONUS ARRANGEMENT. This Plan is intended to be a bonus program that is designed to provide an on-going, pecuniary incentive for the participant to produce the participant's best efforts to increase the value of the Company. This Plan is not intended to provide retirement income or to defer the receipt of payments hereunder to the termination of the participant's covered employment or beyond. This Plan is strictly an incentive bonus program (as described in U.S. Department of Labor Regulation Section 2510.3-2(c) or any successor thereto), and not a pension or welfare benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). All interpretations and determinations hereunder shall be made on a basis consistent with the status of the Plan as a bonus program.

      (f) AMENDMENT. This Plan may be modified or terminated by the Company at any time; provided, however, that no such modification or termination shall affect any right to any MIP awards that are vested at the time of such modification or termination except with the written consent of the affected participant.

      (g) POWERS OF THE COMPANY. The existence of outstanding and unpaid contingent interests under the Plan shall not affect in any way the right or power of the Company to make or authorize any adjustments, recapitalization, reorganization or other changes in the Company's capital structure or in its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, common or preferred stock, if applicable, or the dissolution or liquidation of the

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            Company, or any sale or transfer of all or any part of its assets or business, or any other act or proceeding, whether of a similar character or otherwise.

      (h) WAIVER. A waiver by the Company, or the participant, of any of the terms or conditions contained in the Plan shall not be construed as a general waiver by such party of any other terms or conditions contained in this Plan.

      (i) SEPARABILITY. If any provision or provisions of this Plan shall be found to be invalid, illegal, or unenforceable in any respect, such invalid, illegal, or unenforceable provision shall be severed from this Plan and shall not affect the validity, legality and enforceability of the remainder of this Plan.

      (j) GENDER, TENSE AND HEADINGS. Whenever the context requires, words of the masculine gender used herein shall include the feminine and neuter, and words used in singular shall include plural. Headings of Articles and Sections, as used herein, are inserted solely for convenience and reference and constitute no part of this Plan.

      (k) GOVERNING LAW. This Plan shall be subject to and governed by the laws of the State of Texas and, to the extent applicable, the laws of the United States.

      (l) NOTICE. Any notice required or permitted to be given under this Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to the Compensation Committee, the Company, participant or beneficiary, as applicable, at the address last furnished by such person. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the dates shown on the postmark on the receipts for registration or certification.

      (m) EFFECTIVE DATE. This Plan is effective as of January 1, 2005 and any amendment of this Plan shall be effective as of the date provided therein.

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                                                                       EXHIBIT 1

                                 WCA CORPORATION

                            MANAGEMENT INCENTIVE PLAN

                   AWARD OPPORTUNITY VS CORPORATE PERFORMANCE

  % TARGETED                   % CEO/COO BASE              % BASE SALARY
GOAL ACHIEVED                  SALARY EARNED              EARNED BELOW COO
------------------             --------------             ----------------
   100% OR ABOVE               100% OF SALARY              80% OF SALARY
        99%                         95%                         76%
        98%                         90%                         72%
        97%                         85%                         68%
        96%                         80%                         64%
        95%                         75%                         60%
        94%                         70%                         56%
        93%                         65%                         52%
        92%                         60%                         48%
        91%                         55%                         44%
        90%                         50%                         40%
        89%                         45%                         36%
        88%                         40%                         32%
        87%                         35%                         28%
        86%                         30%                         24%
        85%                         25%                         20%
  <85% OF TARGET                0% OF SALARY                0% OF SALARY

                                   Exhibit 1-1
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                                                                       EXHIBIT 2

                                 WCA CORPORATION

                            MANAGEMENT INCENTIVE PLAN

                            SAMPLE AWARD CALCULATION

ASSUMPTIONS:

CEO's salary is $300,000.

Targeted MIP award is 100% of salary or $300,000.

EBITDA growth is 90% of target and EPS Growth is 92% of target.

Individual performance rating is "3 of 4 individual goals accomplished", providing an additional 15% of salary award based on corporate performance achievement.

CALCULATIONS:

Current Salary:                              $   300,000

Incentive Target:                                 x 1.00
                                             -----------
                                             $   300,000

                                   Exhibit 2-1

A. EBITDA GROWTH PERFORMANCE COMPONENT:

Incentive Target:                                                    $         300,000

EBITDA Adjustment:                                                               x .50
                                                                     -----------------
Unweighted EBITDA Component:                                                            $          150,000

Weighting of EBITDA Component:                                                                       x .40
                                                                                        ------------------
WEIGHTED EBITDA COMPONENT:                                                                                  $          60,000

B. EPS GROWTH PERFORMANCE COMPONENT:

Incentive Target:                                                    $         300,000

EPS Adjustment:                                                                  x .60
                                                                     -----------------
Unweighted EPS Component:                                                               $          180,000

Weighting of EPS Component:                                                                          x .40
                                                                                        ------------------
WEIGHTED ROIC COMPONENT:                                                                                    $          72,000

D. INDIVIDUAL PERFORMANCE COMPONENT:

Incentive Target:                                                    $         300,000

EBITDA Adjustment:                                                               x .75
                                                                     -----------------
Unweighted EBITDA Component:                                                            $          225,000

Weighting of EBITDA Component:                                                                       x .20
                                                                                        ------------------
WEIGHTED EBITDA COMPONENT:                                                                                  $          45,000
                                                                                                            -----------------
TOTAL MIP AWARD ADJUSTED FOR CORPORATE & INDIVIDUAL PERFORMANCE:                                            $         177,000

                                   Exhibit 2-2